                                                    EXHIBIT 4(ii)

              NON-INCENTIVE STOCK OPTION AGREEMENT*

     This Non-Incentive Stock Option Agreement (hereinafter
"Agreement"), entered into and effective as of the      day of
          , 19 , in the County of St. Louis, Missouri, by and between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and the Optionee whose name is set forth on the last page hereof (hereinafter referred to as the "Optionee").

     WHEREAS, Optionee has devoted and intends to devote significant time and effort to the success of the Company; and

     WHEREAS, the Company has determined that it is in the best interests of the Company to issue stock options to encourage continued motivation and incentive by Optionee.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein:

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right, privilege and option to purchase up to the number of shares of Class A Common Stock, par value $.01, of the Company ("Common Stock") set forth below the Optionee's name on the last page
hereof, at a price of $    per share. Such option shall be
immediately vested as to 20% of the covered shares and shall become vested on a cumulative basis as to an additional 20% of such
covered shares on the anniversary date hereof in each of      ,
 ,      and     , provided that the Optionee continues to be an
employee of the Company on each such anniversary date.

     2.   TERM OF OPTION. The term of this Option shall expire on
                 .

     3. TIME OF EXERCISE OF OPTION. The Option shall be exercisable during its term in whole or in part from time to time beginning on the date hereof, but may be exercised only as to the total number of shares then vested as described in paragraph 1, less any shares previously purchased hereunder.

     4. INCORPORATION OF STOCK OPTION PLAN. This Agreement is entered into pursuant to the Insituform Mid-America, Inc. Stock Option Plan, as amended (hereinafter "Plan"), approved by the stockholders of the Company, which Plan is by this reference incorporated herein and made a part hereof. A complete copy of the Plan may be obtained from the Secretary of the Company. The Option covered by this Agreement is not intended to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The material provisions of the Plan applicable to this Option are as follows:
----------------
* as modified pursuant to Agreement and Plan of Merger dated as of May 23, 1995 among Insituform Technologies, Inc., ITI Acquisition Corp. and Insituform Mid-America, Inc.

          a. METHOD OF EXERCISE OF OPTION. This Option shall be exercised, in whole or in part to the extent then exercisable, by a written notice delivered to the Secretary of the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in cash or, in the discretion of the Company's Compensation Committee (the "Committee"), in previously owned Class A Common Stock or a combination of cash and Class A Common Stock, to the Company in the amount of the exercise price of shares to be purchased.

          b. STOCK APPRECIATION RIGHT. Instead of exercising an Option, an Optionee may request that the Committee authorize payment of the difference between the fair market value of part or all of the Class A Common Stock subject to the Option and the exercise price of the Option determined as of the date the Committee receives the request from the Optionee. The Committee shall have the sole authority to grant or deny such request.

          c. TERMINATION OF OPTION. Subject to the express terms and conditions of the Plan, this Option shall terminate in all events on the earlier of (i) the date set forth in paragraph 2 hereof, or (ii) upon the expiration of three months after the termination of Optionee's employment with the Company and its subsidiaries; except that in the event of Optionee's death, Optionee's personal representative may exercise this Option (to the extent exercisable at the date of death) within eighteen (18) months after Optionee's employment terminates because of death.

          d. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee.

          e. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of the Company as provided under the Plan, then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the purchase price per share, to the end that Optionee shall retain the Optionee's proportionate interest without change in the total purchase price under this Option.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board or President, and Optionee has signed the same in duplicate originals.

                              INSITUFORM TECHNOLOGIES, INC.


                              By:
                                 ---------------------------


                              ------------------------------
                              Name of Optionee (Typed)

                              ------------------------------
                              Number of Shares covered
                                   by Option



                              ------------------------------
                              Signature of Optionee


                              ------------------------------
                              Date

                INCENTIVE STOCK OPTION AGREEMENT*

     This Incentive Stock Option Agreement (hereinafter
"Agreement"), entered into and effective as of the       day of
             , 19 , in the County of St. Louis, Missouri, by and between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company") and (hereinafter referred to as the "Optionee"),

     WHEREAS, Optionee has devoted and intends to devote significant time and effort to the success of the Company; and

     WHEREAS, the Company has determined that it is in the best interests of the Company to issue stock options to encourage continued motivation and incentive by Optionee.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein:

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right, privilege and option to purchase shares of Class A Common Stock, par value $.01, of the Company ("Common Stock") at a price of $
per share. Such Option shall become immediately vested as to 20% of the covered shares and shall become vested as to an additional 20% of such covered shares on the anniversary date hereof in each of
   ,     ,      and     , provided that the Optionee continues to
be an employee of the Company on each such anniversary date.

     2. TERM OF OPTION. The term of this Option shall expire on
                   .

     3. TIME OF EXERCISE OF OPTION. The Option shall be exercisable during its term in whole or in part from time to time beginning six months from the date hereof, but may be exercised only as to the total number of shares then vested as described in paragraph 1, less any shares previously purchased hereunder.

     4. INCORPORATION OF STOCK OPTION PLAN. This Agreement is entered into pursuant to the Insituform Mid-America, Inc. Stock Option Plan, as amended (hereinafter "Plan") approved by the unanimous written consent of all the stockholders of the Company, which Plan is by this reference incorporated herein and made a part hereof. A complete copy of the Plan may be obtained from the Secretary of the Company. The Option covered by this Agreement is intended to be an Incentive Stock Option as defined in Section 422A of the Internal Revenue Code of 1954, as amended. The material provisions of the Plan applicable to this Option are as follows:

----------------
* as modified pursuant to Agreement and Plan of Merger dated as of May 23, 1995 among Insituform Technologies, Inc., ITI
     Acquisition Corp. and Insituform Mid-America, Inc.

          a. METHOD OF EXERCISE OF OPTION. This Option shall be exercised, in whole or in part to the extent then exercisable, by a written notice delivered to the Secretary of the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in cash or, in the discretion of the Company's Compensation Committee (the "Committee"), in previously owned Class A Common Stock or a combination of cash and Class A Common Stock, to the Company in the amount of the exercise price of shares to be purchased.

          b. STOCK APPRECIATION RIGHT. Instead of exercising an Option, an Optionee may request that the Committee authorize payment of the difference between the fair market value of part or all of the Class A Common Stock subject to the Option and the exercise price of the Option determined as of the date the Committee receives the request from the Optionee. The Committee shall have the sole authority to grant or deny such request.

          c. TERMINATION OF OPTION. This Option shall terminate in all events on the earlier of (i) the date set forth in paragraph 2 hereof, or (ii) on the termination of Optionee's employment with the Company and its subsidiaries; except that in the event of Optionee's death, Optionee's personal representative may exercise this Option (to the extent exercisable at the date of death) within eighteen (18) months after Optionee's employment terminates because of death.

          d. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee.

          e. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of the Company as provided under the Plan, then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the purchase price per share, to the end that Optionee shall retain the Optionee's proportionate interest without change in the total purchase price under this Option.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board or President, and
Optionee has signed the same, in duplicate originals on          .

                              INSITUFORM TECHNOLOGIES, INC.


                              By:
                                 ---------------------------



                              ------------------------------
                              Optionee

                INCENTIVE STOCK OPTION AGREEMENT*

     This Incentive Stock Option Agreement ("Agreement"), entered into as of the date set forth below, by and between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and the Optionee whose name is set forth below (the "Optionee").

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right, privilege and option to purchase up to the number of shares of Class A Common Stock, par value $.01, of the Company ("Common Stock") set forth below, at the exercise price per share set forth below (the "Option").

     2. TERM OF OPTION. The term of the Option shall expire on the tenth anniversary of the date set forth below.

     3. TIME OF EXERCISE OF OPTION. The Option shall be exercisable during its term in whole or in part from time to time beginning on the date hereof.

     4. INCORPORATION OF STOCK OPTION PLAN. This Agreement is entered into pursuant to the Insituform Mid-America, Inc. Stock Option Plan, as amended (hereinafter "Plan"), which Plan is by this reference incorporated herein and made a part hereof. A complete copy of the Plan may be obtained from the Secretary of the Company. The Option herein granted is intended to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended. Material provisions of the Plan applicable to this Option include the following:

          a. METHOD OF EXERCISE OF OPTION. This Option may be exercised, in whole or in part to the extent then exercisable, only by a written notice delivered to the Secretary of the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in cash.

          b. TERMINATION OF OPTION. Subject to the express terms and conditions of the Plan (which may, in certain instances, provide for earlier termination) this Option shall terminate in all events on the earlier of: (i) the date set forth in paragraph 2 hereof, or (ii) upon the expiration of three months after the termination of Optionee's employment with the Company and its subsidiaries; except that in the event of Optionee's death, Optionee's personal representative may exercise this Option (to the extent exercisable at the date of death) within 18 months after Optionee's employment terminates because of death.

----------------
* as modified pursuant to Agreement and Plan of Merger dated as of May 23, 1995 among Insituform Technologies, Inc., ITI
     Acquisition Corp. and Insituform Mid-America, Inc.

          c. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee.

          d. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of the Company as provided under the Plan, then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the purchase price per share, to the end and Optionee shall retain the Optionee's proportionate interest in the Company without change in the total exercise price under this Option.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board, Vice Chairman or President, and Optionee has signed the same in duplicate originals.

                              INSITUFORM TECHNOLOGIES, INC.


-------------------------     By:
Number of Shares                 ---------------------------
  Subject to Option              Name:
                                 Title:


-------------------------     ------------------------------
Exercise Price per Share      Name of Optionee (Typed)


-------------------------     ------------------------------
Date                          Signature of Optionee



corp\ina\stk-optn\exhb.4